POWER OF ATTORNEY


	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Loral R. Conrad, Drew F. Nachowiak, James R. Peacock III, and Brian J. Woram, and each of them, with full power to act alone, as his/her true and lawful attorneys-in-fact and agents, for him/her and in his/her name, place and stead, in any and all capacities, to (1) prepare, execute and acknowledge any and all forms of report with respect to the undersigned's beneficial ownership (and changes in ownership) of securities of Centex Corporation, a Nevada corporation ("Centex"), required under Section 16(a) of the Securities Exchange Act of 1934, and Section 5 of the Securities Act of 1933, and the rules and regulations thereunder (individually and collectively, the "Acts"), including, but not limited to, a Form ID, Forms 3, 4, 5, and 144, and any amendments thereto, and (2) deliver or file or cause to be delivered or filed such documents, and any other documents in connection therewith, with the Securities and Exchange Commission, any applicable stock exchange, and Centex, granting unto each of the said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes are he/she might or could do in person. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

	The undersigned agrees that each of the attorneys-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned, or at the direction of the undersigned, to such attorney-in-fact. The undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Centex assuming, any responsibility or liability of the undersigned to comply with the Acts or any such requirements, nor does it relieve the undersigned from his/her obligation to comply with such requirements.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the documents described in the first paragraph hereof, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date. Effective as of the date of this Power of Attorney, the undersigned hereby revokes any and all earlier-dated powers of attorney given by the undersigned for the purposes outlined in the first paragraph hereof.

	The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

	IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of October, 2007.

/s/ Joseph A. Bosch
Printed Name: Joseph A. Bosch